EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Materialise NV

Leuven, Belgium

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-197236) of our report dated April 28, 2016, relating to the consolidated financial statements of Materialise NV which appears in this Annual Report on Form 20-F.

BDO Bedrijfsrevisoren Burg. CVBA

On behalf of it,

Bert Kegels

/s/ Bert Kegels

Zaventem, Belgium

April 28, 2016